Exhibit 99.1

Hercules Offshore Fleet Status Report

        Hercules Offshore Rig Fleet Status (as of September 15, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Peregrine/ADTI	Mid-Sept	64-66	Next to Walter @ $65-$67k for two to three weeks. Then to Energy XXI @ $64-$66K through early January.
Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in mid-November. Rig is currently farmed out to Hunt for 30-days at $114-116k before returning to Bois d’Arc.
Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Feb-07	114-116
Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81
Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost is between $35-$40MM. Expected to enter service late Q1 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Early-Oct	66-68	Next to Helis through early April 2007 @$84-86K. Helis also has four four-well options at mutually agreed dayrates.
International
Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70
Rig 31	Bethlehem JU 250 MS	250	Asia	Cairn/ Mobilizing	May-07	NA	In transit to India. Contract for seven firm wells (est. 35 days per well), first well expected to commence in late September at $110,000. Subsequent six wells at $140,000. Then five one well options at $140,000.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		August 2006
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$36,071	27	87%	3 days crane repair
230	3	3	27,035	89	96%	One vessel in drydock part of September
190-215	6	6	22,158	142	76%	One vessel in drydock in August, two vessels in drydock in September
170	2	2	16,510	55	89%
140-150	6	6	10,384	112	60%	Two vessels in drydock in August, one vessel hot stacked awaiting a crew due in September
120-130	14	14	8,568	393	91%	Two vessels in drydock part of August, two vessels in drydock for part of September
105	15	13	7,045	251	62%	Three vessels in drydock in August and one being refurbished through September. One to three vessels hot-stacked during August/September awaiting crews. Four vessels in drydock in September

Sub-total/Average	47	45	12,847	1,069	77%

Nigeria
130-170	4	4	11,858	62	50%	One 130 class vessel and one 145 class vessel in drydock in August/September. All vessels under contract with Chevron. Negotiating extension.

Total/Average	51	49	12,792	1,131	74%

Note:

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in November 2006).
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q3’05 for the vessels owned at that time was as follows: 230’-$12,125, 190-215’-$10,168, 140-150’-$6,591, 120-130’-$4,698, 105’-$3,378.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.